Exhibit 10(u)-1

SECRETARIAL CERTIFICATION

OF THE

COMPENSATION/NOMINATING/CORPORATE GOVERNANCE

COMMITTEE

TCF FINANCIAL CORPORATION

February 3, 2006

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RE:  2005 Cash Balance Pension Plan SERP—Discontinuance of Future Pay Credits

WHEREAS, management has decided to discontinue future pay credits for all participants in the 2005 Cash Balance Pension Plan SERP (“Plan”) effective as of April 1, 2006.

NOW, THERFORE IT IS HEREBY

RESOLVED, that the first paragraph of Article IV(a) is amended effective April 1, 2006 by adding the following sentences at the end thereof:

Notwithstanding anything herein to the contrary, effective April 1, 2006 no pay credits shall be added to an Eligible Employee’s Account Balance under this Plan.  However, an Eligible Employee’s Account Balance shall continue to be increased each month by the interest factor applicable to account balances under the TCF Cash Balance Pension Plan.

I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of excerpt of the unanimous written consent of the Independent Sub Committee of the Compensation Committee of the Board of Directors of TCF Financial Corporation adopted on February 3, 2006 and that the unanimous written consent has not been modified or rescinded as of the date hereof.

Dated:  February 8, 2006

(Corporate Seal)

/s/ Gregory J. Pulles
Gregory J. Pulles, Secretary